Exhibit 10.22

OEM/ODM Agreement

Contracting parties:

YMA Corporation (hereinafter referred to as “Party A”)

FORWELL SPORTS EQUIPMENT CO., LTD. (hereinafter referred to as “Party B”)

Party A intends to entrust Party B and Party B also intends to be entrusted by Party A to manufacture and produce specific products. In accordance with the principle of good faith, the two parties agree to enter into the terms as follows, so as to abide by them together:

Article 1 Scope of application of the contract and entrusted matters

1. This contract is applicable to all products (hereinafter referred to as “OEM/ODM subject matter”) (including mold fixtures) entrusted by Party A to Party B to manufacture and produce during the contract period. “Mold fixtures” in this contract include prototypes and production fixtures, mold fixtures, inspection tools, equipment, fixtures, measuring tools, casting molds, related software and its semi-finished products, finished products, etc.).

2. After the mold fixture of the OEM/ODM subject matter and the trial work of the OEM/ODM subject matter are passed by Party A in accordance with Article 9, Party B will mass-produce the OEM/ODM subject matter according to Party A’s order.

Article 2 Fulfillment of entrusted clauses

1. The manufacturing and production of the OEM/ODM subject matter shall be carried out in accordance with the specifications, time schedule, delivery clauses at each stage, acceptance method, assembly method, etc. required by Party A, as detailed in Attachment 1 and the “OEM/ODM Proposal” stipulated in writing by both parties.

2. Party B shall deliver the deliverable clauses at each stage to Party A according to the agreed time schedule. Party B shall proceed to the next schedule only after Party A inspects and accepts in accordance with the provisions of Article 9 and confirms in writing that each delivered clause is completed correctly.

3. If due to reasons attributable to Party B, Party B fails to deliver the project that should be delivered at any stage as agreed, regardless of whether the total schedule is delayed due to this, Party A has the right to contract with the OEM/ODM according to the number of days that Party B delayed at that stage. The proportion of the total time schedule of the plan, reduce the payment, or request Party B to compensate Party A for the damages suffered by it. If Party B delays the schedule due to reasons attributable to Party A, both parties may agree to set another schedule.

4. Except with the prior written consent of Party A, Party B shall not subcontract or subcontract all or part of the work contained in the OEM/ODM plan or this contract to any third party, and shall not entrust any party in any other way. A third party, but directly under the command and supervision of Party B, is engaged in the main components, main features, main structure, components other than main functions, raw material supply, manufacturing, modification or processing of the subject matter of OEM/ODM, and has been approved by Party A. This restriction does not apply to parties with prior written consent (hereinafter referred to as “third parties”).

5. During the term of this contract and within two years after the termination or rescission of this contract, if Party B intends to design and manufacture products for itself or others that compete with the subject matter of OEM/ODM, it shall obtain the written consent of Party A in advance.

Article 3 Designated Materials

1. In order to complete the manufacturing of the subject matter of OEM/ODM, Party B shall purchase the designated semi-finished products, spare parts, raw materials, etc. (hereinafter referred to as “designated materials”) from the supplier designated by Party A at its own expense after receiving the request of Party A. And assume all responsibilities arising therefrom, including but not limited to acceptance, storage, and custody responsibilities.

2. Party B shall calculate the inventory of designated materials based on factors such as order quantity, consumption, seasonality, etc. to maintain the necessary inventory level, and make appropriate adjustments to the inventory level of designated materials according to the actual situation, but Party A may rely on Its needs give instructions.

Article 4 Fees and Payment

1. The manufacturing cost of the OEM/ODM subject matter is shown in Attachment 1 (hereinafter referred to as “OEM/ODM cost”). The OEM/ODM fee can be reduced by mutual agreement during the duration of this contract.

2. Party B shall complete and deliver the OEM/ODM subject matter according to Party A’s order instructions and issue an invoice for the OEM/ODM fee. The two parties agree that the payment term is “monthly settlement within 60 days”, with the 25th of each month as the settlement date, and Party A shall pay Party B the invoice amount by telegraphic transfer on the 10th day of the next month after the expiration of 60 days from the settlement date. In addition, Party B shall not request Party A to pay or compensate any fees or costs in any name for any reason.

3. Unless otherwise prohibited by law, Party A may offset or deduct from all payable expenses payable to Party B, any amount that Party A reasonably believes that Party B should pay to Party A according to the contract or law.

4. If Party B is also a supplier of an affiliated enterprise of Party A, or an affiliated enterprise of Party B is also a supplier of Party A or an affiliated enterprise of Party A, unless otherwise prohibited by law, Party A and its affiliated enterprises may also From the various accounts payable to Party B and its affiliated enterprises, offset or deduct any Party A or Party A’s affiliated enterprises reasonably determine that Party B and its affiliated enterprises shall pay to Party A and Party A in accordance with relevant contracts or laws. Funds from affiliated enterprises of Party A. In order to achieve the aforementioned purpose, Party B agrees that Party A and its affiliated enterprises may transfer relevant creditor’s rights or debts, and Party B shall urge its affiliated companies to transfer relevant creditor’s rights or debts.

5. Before Party A actually offsets or deducts according to clause 3 and clause 4 of this article, it shall notify Party B in writing, specifying (1) the offset from all accounts payable to Party A and its affiliated enterprises and/or (2) the amount payable by Party B’s affiliates that it offsets or deducts from all accounts payable to Party A and its affiliates amount, and the basis for enforcing the set-off or deduction.

Article 5 Ownership

1. Regardless of whether Party A has fully paid the incurred OEM/ODM expenses, Party A is the subject matter of the OEM/ODM (not limited to finished products, including but not limited to mold fixtures, samples, and design drawings of the subject matter of the OEM/ODM) , semi-finished products, trial works, etc., the same below). Regardless of whether the OEM/ODM subject matter is owned or controlled by Party B or a third party, neither Party B nor any third party has ownership, any security interest, intellectual property rights or any other rights in the OEM/ODM subject matter. Neither Party B nor any third party has the right to transfer any rights or interests in the subject matter of OEM/ODM to any third party, and shall not claim or enforce ownership, lien, other security interest or any other rights over the subject matter of OEM/ODM. Party B shall clearly mark Party A as the owner on the OEM/ODM subject matter, and mark the part number, and shall not mark the name of anyone other than Party A in any way.

2. Except with the prior written consent of Party A, Party B shall not share the specifications of the OEM/ODM object or any part thereof, or the components, drawings, test reports and other related materials used to develop, test, and manufacture the OEM/ODM object, Provide to any third party. Otherwise, Party B shall bear the infringement, misappropriation, illegal use and all legal responsibilities, and shall compensate Party A for all losses, damages and expenses suffered thereby.

3. Except with the prior written consent of Party A, Party B shall not reproduce the subject matter or any part thereof, or manufacture similar clauses by itself or by others, nor shall Party B, by itself or by others, Use the OEM/ODM subject matter or any part thereof; otherwise, Party B shall be responsible for infringement, occupation, illegal use and all legal responsibilities, and shall compensate Party A for all losses, damages and expenses suffered thereby.

4. Except with the prior written consent of Party A, Party B shall not transfer the OEM/ODM subject matter or any part thereof to any other third party for use, nor shall Party B place all or any part of the OEM/ODM subject matter in a third party possession or control, except for the designated storage business agreed upon by both parties or other third parties necessary to temporarily occupy or control the subject matter of OEM/ODM (hereinafter referred to as “third occupier”).

5. When the subject matter of the OEM/ODM is placed in the possession or control of Party B or the third occupier, it is only a deposit, and Party B and the third occupant have no rights other than fulfilling their duty of good custody. Party A has the right to take back, relocate, dispatch and mobilize the subject matter of development at any time (regardless of whether Party A has paid off the foundry expenses incurred in full), and Party B shall (and Party B shall ensure that the third occupant) cooperate unconditionally, shall not refuse or hinder for any reason or in any way. When the third occupant violates the article of this agreement, it shall be regarded as the violation of Party B; if Party B or the third occupant violates the agreement of this article and causes damage to Party A, Party B shall compensate Party A for all losses, damages and expenses suffered thereby. .

6. When the OEM/ODM subject matter is placed in the possession or control of Party B or the third occupier, if any third party claims any rights to it or any part of it, or the court seals up or seizes it, Party B shall be responsible for defense, and should immediately notify Party A, take all necessary actions to safeguard Party A’s rights in a timely manner, and compensate Party A for all losses, damages and expenses (including lawyers, consultants and expert fees) suffered thereby.

7. Although the ownership of the designated materials belongs to Party B, Party B agrees that the designated materials shall be bound by clauses 2 to 5 of this article, and once Party B uses the designated materials for the manufacturing of the subject matter, this article shall Paragraph 1 applies.

Article 6 Party B’s obligation to inform

1. When Party B intends to make any of the following changes, it shall notify Party A in writing before implementation and re-send the letter of approval and replace the standard sample to Party A. It can only be implemented after obtaining Party A’s written consent. When Party B violates the provisions of this article, it shall pay Party A liquidated damages of three million dollars. If Party A still suffers damage, Party B shall compensate it. However, if Party A fails to assist Party B to confirm the changes and give written consent within three days after receiving the written notice, Party B may suspend work until Party A confirms in writing; If the delivery cannot be made on time, Party B shall not be liable for the delay, nor shall Party B be liable for damages.

(1) New part number for new part;

(2) Design changes (including design specifications and material changes);

(3) Newly opened mold fixtures or modified OEM/ODM objects;

(4) Changes to the manufacturing process;

(5) Change of manufacturing location;

(6) Change the method of functional testing;

(7) Change parts supplier or third party.

2. If the changes listed in the first clause of this article occur on the designated materials and are made by the designated supplier, Party B does not need to undertake the obligation of notification disclosed earlier.

Article 7 Intellectual Property Rights

1. Any information provided or disclosed by either party (hereinafter referred to as the “revealing party”) to the other party (hereinafter referred to as the “recipient”) due to this contract (hereinafter referred to as the “recipient”) prior to the first cooperation negotiation between the two parties (hereinafter referred to as the “existing party”) There are information”), its ownership and patent rights, trademark rights, copyrights, industrial technology, trade secrets, circuit layout, know-how, etc. (hereinafter collectively referred to as “intellectual property rights”) are owned by the disclosing party, and the recipient shall not submit any application or registration of intellectual property rights to any domestic or foreign government agency with the existing information.

2. The ownership and intellectual property rights of the foundry content involved in this contract, the clauses to be delivered at each stage, the subject matter of the foundry, and the improvements and derivatives of the aforementioned objects belong to Party A; The information or the aforementioned objects themselves submit any application or registration of intellectual property rights to any domestic or foreign government agency.

3. When Party A submits an application or registration of intellectual property rights to any domestic or foreign government agency for the subject matter or related improvements or derivatives, Party B and Party B’s inventors or authors (including but not limited to Party B’s employees) Should cooperate with Party A free of charge, provide necessary assistance and information, and sign necessary documents.

4. If Party B’s technology or intellectual property rights are required to be used in the OEM/ODM content involved in this contract, the delivery clauses at each stage and the application of the OEM/ODM subject matter, Party B shall, at the request of Party A, authorise Party A to permanently use such technology and rights in an irrevocable, transferable or sub licensable conditions.

Article 8 Statement of Warranty

1. Both parties hereby declare and guarantee to the other party that it is a company legally established and validly existing in accordance with the relevant laws and regulations of the place where it is established, has the right to operate the business it is currently operating and holds assets, and has the right to sign this contract and perform this contract per contractual obligations.

2. Party B guarantees that the performance of the matters agreed in this contract will not infringe the intellectual property rights or other rights of any third party except for the part designed and instructed by Party A. Party B also guarantees that Party A and its successors, assignees, parent companies, subsidiaries and affiliated companies, directors and supervisors, employees, employees, agents and customers (hereinafter collectively referred to as “Party A and other related parties”) are free from claims or prosecutions for infringement of the rights of third parties mentioned above; if Party A and other related parties directly or indirectly suffer losses, damages and expenses (including attorney fees) due to this, Party B shall be liable for compensation.

3. The product liability arising from the products under this contract shall be borne by Party B, except for those caused by Party A’s instruction and design. If the products under this contract cause bodily injury or property loss to any third party, and cause Party A and other related parties to be claimed or prosecuted by a third party and directly or indirectly suffer losses, damages and expenses (including attorney fees), Party B shall be liable for compensation.

4. When Party A knows that there is a claim or prosecution related to infringement of third party rights or product liability in clause 2 or clause 3 of this article, after notifying Party B, Party B shall come forward to resolve it within the time limit set by Party A, including but not limited to Respond to the lawsuit in person, assist Party A and other related parties to respond to the lawsuit, provide information or defense measures that are non-infringing or that the contract product meets the current technology or professional level and can be reasonably expected to be safe, and obtain the authorization of such third parties to enable Party A to use legally, or modify so that there is no risk of infringement. If Party B is unable or fails to solve the problem, Party A has the right to negotiate with the third party and terminate this contract immediately. If Party A directly or indirectly suffers losses, damages and expenses due to this, Party B shall be liable for compensation including but not limited to settlement money, compensation, royalties, attorney fees, and court litigation fees.

5. Party B also guarantees that its manufacturing, production, testing, packaging, transportation, after-sales service, etc. of the subject matter of OEM/ODM, the components used, the material of raw materials, and the appointment of labor, etc., all strictly comply with the following regulations:

(1) National laws and regulations of the location of Party A, Party B, and the parts production and process foundry entrusted by Party B, including but not limited to laws and regulations on environmental protection, labor, occupational safety and health, and “Specific Occupational Safety and Health Specifications” in Annex 2;

6. Party B guarantees that if any license or approval is required by law, Party B shall obtain it in accordance with relevant regulations. If Party B violates the aforementioned guarantees and causes Party A to be prosecuted by a third party or punished by a government agency, Party B shall compensate Party A for any direct or indirect losses, damages and expenses, including but not limited to fines, settlement funds, Attorney fees, etc., Party A may immediately terminate this contract in writing.

7. Party A shall be responsible for infringing the third party’s intellectual property rights on the part of Party A’s design and instructions, except in the following circumstances:

(1) It is caused by Party B’s failure to implement this part according to the OEM/ODM plan and arbitrarily changing/modifying it;

(2) It is caused by the software, hardware, components or components attached by Party B;

(3) It is caused by the part of the software, hardware, components or components selected by Party B itself, or the combination of this part and the software, hardware, components or components selected by Party B;

(4) Because the intellectual property rights involved in this part are provided by Party B, or responsible for the relevant licensing fees or similar fees.

(5) Any other reasons that cannot be solely attributed to Party A.

8. During the contract period, Party A may notify Party B in writing six months before the suspension of production according to business needs, and Party B shall still be obliged to supply Party A’s OEM/ODM target within ten years after the date of cessation of production of the OEM/ODM target Products (hereinafter referred to as “spare parts”) for the needs of the after-sales service market; if Party B is unable to supply spare parts, Party B shall assist Party A to obtain alternative products of the same type, and the cost shall be borne by Party B. If Party B is unable to provide spare parts Or obtain a substitute product, Party A has the right to find a substitute product by itself, and Party B shall pay the fee.

Article 9 Acceptance

1. Party B shall complete and deliver the OEM/ODM results of each OEM/ODM schedule, the mold fixture of the OEM/ODM target object and the prototype of the OEM/ODM target object according to the OEM/ODM schedule stipulated in the OEM/ODM plan. Party A shall conduct inspection and acceptance according to the time schedule and acceptance method stated in the OEM/ODM plan.

2. If the inspection fails, Party B shall complete corrections within the time limit set by Party A, and notify Party A to conduct another inspection (hereinafter referred to as “re-acceptance”).

3. The acceptance procedures in the preceding two clauses shall apply mutatis mutandis to the re-acceptance.

4. In principle, the re-inspection is limited to one time, but with the written consent of Party A, it may be more than one time, but at most three times. If the re-inspection is still unqualified, Party A may notify Party B in writing to terminate this contract. When this contract is terminated accordingly, Party B shall return all the price paid by Party A to Party A within 60 days, and shall compensate Party A for all losses, damages and expenses suffered thereby.

5. Party B shall destroy any items that fail the inspection and acceptance.

Article 10 Delivery after mass production

1. Party B shall, in accordance with the delivery deadlines and other regulations stipulated in this contract and related orders, deliver the OEM/ODM subject matter to the location designated by Party A on schedule, and shall not overdue the delivery; and after Party A notifies Party B in advance, Party A may Party B is required to deliver in batches. The delivery period of each order should be negotiated and agreed in writing (including written mail or email) by both parties.

2. If Party B delays the delivery for more than 7 days, or delays Party A’s production stoppage or delay, or causes Party A to delay delivery to its customers, Party A may cancel the delayed delivery order and demand compensation from Party B Party A’s production stoppage or delay in delivery results in losses and/or termination of this contract, except where the delay is instructed by Party A. When the order is canceled or the contract is terminated, Party B shall return to Party A the price paid by Party A for the order within 60 days, and shall compensate Party A for all losses, damages and expenses suffered thereby.

3. When Party B delays the delivery of the subject matter of OEM/ODM due to force majeure, Party B shall not be responsible for the delay, but Party B shall deliver the subject matter of OEM/ODM after the original delivery deadline plus the duration of the force majeure when the force majeure event is eliminated or terminated To Party A. However, if the force majeure event lasts for more than 30 days, Party A has the right to notify Party B in writing to cancel the order and/or terminate the contract without any responsibility; The person instructed by Party A is not subject to this limitation. When the order is canceled or the contract is terminated, Party B shall return the full amount paid by Party A to Party A within 60 days, and shall compensate Party A for all losses, damages and expenses suffered thereby.

4. The specifications and quality of the subject matter of the OEM/ODM shall meet the product requirements of Party A; those that do not meet the requirements shall be regarded as defects. Party B shall, in accordance with Party A’s instructions, assign special personnel to the factory to monitor the specifications and quality of the OEM objects.

5. The freight and risk of the delivery of the OEM/ODM subject matter shall be allocated in accordance with the trade terms selected by both parties in Incoterms 2010.

6. When Party A cancels the order or terminates this contract in accordance with the provisions of this article, if Party A does not intend to take back the OEM/ODM subject matter, Party B shall destroy the OEM/ODM subject matter.

Article 11 Quality and Warranty

1. The warranty periods are as follows:

(1) The mold and fixture of the OEM/ODM subject matter: it is subject to the agreement of both parties.

(2) OEM/ODM subject matter: three years from the date of delivery to Party A (or a third party designated by Party A).

2. During the warranty period,

(1) Party B shall be responsible for the repair and maintenance of the mold fixture of the subject matter of the OEM/ODM. If the mold fixture is damaged or unusable, Party B shall repair or remake it free of charge, but Party A is attributable to the causes of for this are not limited.

(2) When the subject matter of the OEM/ODM is defective (not including the defects of the designated materials themselves, but those caused by Party B’s improper use), Party B agrees to pick up and deliver the parts, repair and replace them at its own expense, and Bear the relevant delivery, maintenance, replacement, transportation costs, etc.; if Party A directly or indirectly suffers losses, damages and expenses due to this, Party B shall also be liable for compensation.

Article 12 Confidentiality Responsibility

1. The “confidential information” referred to in this contract refers to the content of this contract, all information that Party B has learned or received due to the performance of this contract, and Party A’s products, inventions, ideas, plans, and designs disclosed by Party A to Party B. , manufacturing process, material structure, price, market development plan, financial situation, pricing rules, quotation, business forecast, design drawing, mold appearance, structure and mold design drawing, product, sample, circuit diagram, test document, product specification, Customer list, vendor list, expertise, proprietary knowledge, intellectual property rights, business activities, finance, business opportunities, personnel, or relationship with third parties (including Party A’s suppliers, customers, and related lists), and other relevant information, Regardless of whether it is marked “Confidential” or not, and regardless of the form of its disclosure. However, the confidential information does not include the following information: (1) when disclosed to Party B, it has become known to Party B due to reasons not attributable to Party B; (3) Party B learned the information from sources other than Party A or Party A’s affiliated enterprises without violating the confidentiality obligation; (4) Party B did not use Party A’s In the case of confidential information, independent development is completed.

2. Party B shall strictly keep confidential the confidential information of this contract, and shall not disclose it to a third party without the written consent of Party A; if there is a need to deliver confidential information, it shall be limited to those who need to know for the purpose of performing this contract. It may be delivered, but Party B shall make the person to whom the confidential information is delivered sign a written promise to be bound by the confidentiality obligation of this article. Party B shall also be responsible for making its employees, directors, supervisors, shareholders, managers, consultants, agents, representatives and relevant subcontractors, subcontractors and suppliers abide by the confidentiality obligations stipulated in this contract; The confidentiality obligation is deemed to be breached by Party B, and Party B shall be responsible for it.

3. If Party B is required by any court or competent authority (whether for oral inquiry, investigation, request for information or documents, subpoena, investigation procedure, compulsory procedure or other similar procedures) Party B to disclose any confidential information, Party B shall immediately notify Party A, so that Party A can seek or carry out appropriate protection or preservation measures, and Party B shall fully cooperate with Party A in seeking or carrying out such protection or preservation measures, and Party B shall use its best efforts to limit the disclosure of confidential information when it has to disclose such confidential information.

4. Party B agrees that Party A may request Party B to return or destroy the confidential information held or kept by Party B at any time. Upon Party A’s request, Party B shall immediately return all confidential information (including all backup files, electronic records, summaries or lists, etc.) to Party A or destroy it; if destroyed, Party B shall obtain a certificate that the confidential information has been destroyed, Delivery to Party A.

5. Party B is aware that monetary compensation is not enough to fully compensate for the damage caused to Party A due to Party B’s violation of confidentiality obligations, and agrees that Party A has the right to apply to the court or government agency for injunctive relief, compulsory performance, or request Party B for specific Actions or omissions to remedy the damage caused by its breach of confidentiality obligations; however, the above-mentioned relief is not the only remedy for Party B’s breach of confidentiality obligations, and Party A may still claim other remedies in accordance with the law or in accordance with the contract, including but not limited to requesting Party B Damages (including but not limited to related costs and attorneys’ fees incurred).

6. Party B’s confidentiality obligations stipulated in this article will continue to be valid after the termination or expiration of this contract.

Article 13 Notification

Any notice made by either party in accordance with this contract shall not be effective if it is not sent by registered mail, email or personal delivery to the other party’s following correspondence address. If there is any change in the communication information of either party, it shall also notify the other party in writing in the same way, and it will take effect. If the delivery cannot be delivered or is rejected without written notice to the other party, both parties agree that the date of first delivery by the post office shall be the date of legal delivery.

A party:

Name: CHIANG, JING BIN

Position: Chairman

Address: 7F-1, No. 633, Section 2, Taiwan Boulevard, Taichung City

E-mail: [         ]

B party:

Name: ZHANG, TAO

Position: legal representative

Address: 128 Industrial Zone, Tangxia Town, Dongguan City.

E-mail: [         ]

Article 14 Contract Period and Termination

1. This contract will come into effect on April 18, 2023 and will last for 5 years. Unless Party A notifies Party B in writing not to renew the contract 90 days before the expiration of this contract, this contract will be automatically renewed for one year according to the original conditions; the same applies thereafter.

2. When any party violates the provisions of this contract, the non-breaching party may urge the breaching party to make corrections within a specified time limit; if the correction is not made within the time limit, the non-breaching party may terminate this contract and claim damages from the breaching party. However, if either party has any of the following circumstances, the non-violating party may terminate this contract without a written notice:

(1) Those who violate the provisions of Article 12 of this contract.

(2) Subject to suspension of business, revocation of business license, cancellation of business registration, or business transfer, change, or merger.

(3) Those who apply for reconciliation according to law, declare bankruptcy, reorganize the company, refuse to deal with the clearing house, or check the records of bounced checks, or dissolve and liquidate debts.

(4) Subject to compulsory execution or false seizure, false disposition or other preservation or final disposition, resulting in failure to perform this contract or the possibility of failure to perform.

3. When this contract is terminated or expires, Party B shall no longer use the information provided by Party A and all content and materials obtained by Party B due to the performance of this contract (including but not limited to related technologies and foundry objects, etc., regardless of whether they are backup files , electronic records, summaries or checklists, etc.), and shall immediately be returned to Party A or destroyed upon Party A’s request. Party B shall also ensure that its third party shall follow the aforementioned agreement, and at the request of Party A, Party B shall deliver to Party A the certificate that the aforementioned data has been destroyed.

4. Clause 5 of Article 2, Clause 3 of Article 4, Clause 4 of Article 4, Clause 5 of Article 4, Article 5, Article 7, Article 8, and Clause 1 of Article 10 of this contract, Clause 2 of Article 10, Clause 5 of Article 10, and Articles 11 to 18 shall remain valid after the termination or expiration of this contract. Unless otherwise stipulated in this contract, the termination or expiration of this contract will not affect the rights and obligations of both parties that have occurred before the termination or expiration of the contract.

Article 15 Transfer and Disposal

1. Unless otherwise agreed in writing by both parties or otherwise stipulated in this contract, neither party shall transfer this contract and its rights and obligations to any third party.

2. The waiver of any party’s rights under this contract shall not be effective unless the other party is notified in writing.

Article 16 Amendment and completeness of this contract

1. The revision of this contract shall not be effective unless it is agreed in writing by both parties.

2. This contract and its appendices constitute the complete agreement of both parties. If there is any conflict between the provisions of this contract and the appendix of this contract, the provisions of this contract shall take precedence.

Article 17 Others

1. If any or several clauses of this contract are found to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect other clauses of this contract.

2. This contract is the only and complete agreement between the two parties on the entrusted matter, and its effect supersedes any previous oral or written agreement.

3. There are two original copies of this contract, and each party holds one copy as evidence.

Article 18 Applicable Law and Competent Court

The contract shall be interpreted and applied in accordance with the laws and orders of the Republic of China. For any disputes arising from or related to this contract, both parties agree that the Taiwan Taipei District Court shall be the exclusive court of first instance jurisdiction. However, if both parties agree, contract disputes may also be submitted to arbitration; however, the arbitration shall be conducted by the Arbitration Association of the Republic of China in Taipei City, Republic of China in accordance with the Arbitration Law of the Republic of China and the Arbitration Rules of the Association, and the judgment of the arbitration shall be the final judgment, and shall not be affected by both parties. The parties are binding and can be enforced directly without a court ruling.

(Blank below)

Contractor (Party A): /s/ YMA Corporation.

Principal: CHIANG, JING BIN

Telephone: +886-423229900

Address: 7F-1, No. 633, Section 2, Taiwan Boulevard, Taichung City

Contractor (Party B): /s/ FORWELL SPORTS EQUIPMENT CO., LTD.

Principal: ZHANG, TAO

Telephone: +86-0768-87987628

Address: 128 Industrial Zone, Tangxia Town, Dongguan City.

Attachment 1: OEM/ODM Proposal

Part No.	Product Name	Unit Price (Each Unit/Each Set)
Based on actual outsourced amount